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                                                                  EXHIBIT 10.18

                          TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (the "Agreement") is entered into by and among International Business Machines Corporation, a New York corporation ("IBM"), and NetObjects, Inc., a Delaware corporation ("NetObjects").

      WHEREAS, IBM deems it to be in its self interest to obtain a license to use the "NetObjects" trademark to rebrand IBM's "TopPage" software product, and any subsequent versions, enhancements and derivative works thereof (the "Product"), as "NetObjects TopPage"; and

     WHEREAS, NetObjects deems it to be in its self interest to grant such a license to IBM in order to enhance the goodwill and recognition of its "NetObjects" trademark.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, IBM and NetObjects agree as follows:

     NetObjects hereby grants IBM a non-exclusive, sub-licensable, worldwide license to use the "NetObjects" trademark and associated artwork attached hereto as Exhibit 1 (the "Trademark") as part of a new "NetObjects TopPage" trademark (the "New Trademark"), and to use the New Trademark in conjunction with the Product including, without limitation, to name and to market the Product using the New Trademark. NetObjects warrants that it has all requisite rights in the Trademark to make the forgoing license grant to IBM. IBM may sublicense its rights under this Agreement so long as IBM enters into a written agreement with each sublicensee that is at least as protective of NetObjects' intellectual property and other rights as is this Agreement and provides payment obligations at least equivalent to those set forth in this Agreement.

     In consideration for the forgoing license grant, for each authorized copy of the Product branded with the New Trademark ("Rebranded Product") licensed to an end user by IBM on a stand-alone basis (i.e., without any other software, hardware or services), IBM will pay NetObjects a royalty of [***] ($[***]).

     IBM has no royalty obligation for copies of the Rebranded Product used by IBM, its subsidiaries or their contractors: internally; for development, maintenance or support activities, marketing demonstrations, customer testing or trial periods (including early support, prerelease, or other similar programs); for training or education; or for backup and archival purposes. In addition, IBM has no royalty obligation: for copies of the Rebranded Product used by a licensed end user at home or on travel when such Product is stored on both the user's primary machine as well as another machine, provided that the end user is not authorized to actively use the Product on both machines at the same time; for copies of Rebranded Product licensed or distributed by or through NetObjects; for copies of Rebranded Product not licensed for full productive use ("Limited Functionality Copies") so long as such Limited Functionality Copies have limited time of use or limited functionality; for copies of the Rebranded Product that become available

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

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generally to third parties without a payment obligation; for documentation provided with, contained in, or derived from the Rebranded Product; for copies of the Rebranded Product sold in combination with other software or hardware products, or services; for copies of the Rebranded Product which contain error corrections or enhancements to earlier versions of Rebranded Product ("Error Correction Copies") so long as such Error Correction Copies are made available only to previous purchasers of Rebranded Product; for copies of the Rebranded Product distributed with for warranty replacement copies of the Rebranded Product; for transfer of copies of Rebranded Product to, or possession of such copies by, IBM or its subsidiaries from a customer under an outsourcing arrangement; for any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, and characters) generated by execution of the Rebranded Product; and for any programming interfaces, languages or protocols implemented in Rebranded Product to enable interaction with other computer programs. Royalties, if any, shall be paid quarterly, and payment shall be made by the last day of the second calendar month following each royalty payment quarter.

     IBM and NetObjects acknowledge that they are negotiating a separate agreement (the "IBM Software License Agreement") whereby, in exchange for a mutually-agreeable royalty payment to IBM, NetObjects will acquire non-exclusive rights to distribute Rebranded Product. The Parties agree to use commercially reasonable efforts to negotiate and execute the IBM Software License Agreement by March 31, 1999. The Parties propose that relevant terms of the IBM Software License Agreement may include terms related to or in accordance with the following: IBM and NetObjects will both have the rights to distribute the Rebranded Product in different geographic regions; NetObjects will pay IBM a royalty for licensing the Rebranded Product; and technical support duties of the Parties. Although each party may exchange written or oral proposals (including, but not limited to the proposal included in this paragraph), term sheets, draft agreements or other materials, neither party will have any obligations or liability to the other unless and until their authorized representatives sign the IBM Software License Agreement. Exchanged terms are non-binding to the extent they are not included in the IBM Software License Agreement. Either company can end these discussions at any time, for any reason, and without liability to the other. Each company remains free to negotiate or enter into similar relationships with others. Each of the parties agree to pay all costs it incurs in connection with the negotiation of the IBM Software License Agreement. Neither party is authorized to make any commitments or statements on behalf of the other. Information disclosed during the course of negotiations shall be considered confidential under, and shall be disclosed under the terms of a the Agreement for the Exchange of Confidential Information between the parties, dated April 30, 1996.

     The term of this Agreement will be six (6) months from the date the last party executes it or until the IBM Software License Agreement is executed, whichever may occur first, and will be automatically renewable for an additional one (1) year term unless notice of termination is provided at least thirty (30) days prior to such renewal date. Upon any termination or expiration of this Agreement, IBM will be allowed to continue use of the New Trademark, under the terms of this Agreement, until IBM makes generally available to the public the next release of the Product.

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     Each party shall have the right to terminate this Agreement in the event of a material breach by the other party of its obligations hereunder. Such termination shall be made by written notice to the breaching party specifically identifying the breach on which termination is based and shall become effective sixty (60) days after giving such notice, unless the breaching party shall have corrected the breach during the sixty (60) day period. Correction of the breach described in such notice shall render the notice void.

     In the event of any termination or expiration of this Agreement, all rights and licenses granted to IBM herein shall terminate except that:

     a) the termination shall not affect any rights or licenses exercised or granted by IBM prior to termination under this Section; , and

     b) the rights and licenses granted to IBM in this Agreement (and associated royalty obligations) will continue to permit IBM to provide error corrections and enhancements to the Rebranded Product, and to fill orders received before termination or expiration, and to fill new orders to distribute existing inventory, and to continue distributing the versions and releases of the Rebranded Product that had already been announced prior to any termination or expiration of this Agreement. For example, if this Agreement terminates or expires (i.e., the term ends) on 4/1/99, and prior to 4/1/99, IBM had already announced the following versions and releases of the Rebranded Products: 1.1, 1.2, 2.1, 2.2, then IBM may continue to distribute those same versions and releases of the Rebranded Products and will pay the applicable royalty to NetObjects, but any future versions and releases of that same product (e.g., 2.3, 3.0) cannot carry the Trademark under the terms of this Agreement.

This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof, and may be amended only by a writing signed by both parties hereto. This Agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles. Both parties waive the right to a jury in any resulting litigation. Any reproduction of this Agreement, by reliable means (e.g., photocopy or facsimile) shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on their behalf.

INTERNATIONAL BUSINESS
MACHINES CORPORATION                    NETOBJECTS, INC.

By:   /s/ Seita Iida                          By:   /s/ E. Cicogna
      --------------------                          --------------------

Name: S. Iida                                 Name: E. Cicogna
      --------------------                          --------------------

Its:  ESBU Marketing                          Its:  V.P. Finance
      --------------------                          --------------------

Date: 1/19/99                                 Date: 1/19/99
      --------------------                          --------------------

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